UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2022

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Lease Agreement

On March 30, 2022, we entered into a First Amendment of Lease (the “First Amendment”) to our lease agreement dated March 1, 2022 (the “Original Lease” and as amended by the First Amendment, the “Lease”) with 76/80 BURLINGTON GROUP LLC (the “Landlord”). Pursuant to the First Amendment, we may terminate the Lease by delivering notice to the Landlord at any time prior to 5:00 p.m. on June 30, 2022. If we elect to terminate the Lease, the Landlord will be entitled to immediately retain (i) $150,000 that we deposited as an escrow at the time we entered into the Original Lease and (ii) $1,338.75 from our security deposit for each day during the period beginning on April 1, 2022 and ending on the day we exercise our termination right. If we do not elect to terminate the Lease on or prior to June 30, 2022, all escrow amounts will continue to be held according to the Lease and the six-month free rent period under the Lease will be reduced by one day for each day during the period beginning on April 1, 2022 and ending on the earlier of June 30, 2022 and the date the Landlord receives our written notice waiving our right to terminate the Lease.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed herewith as Exhibit 10.1.

Amendment to Agreement of Purchase and Sale

Also on March 30, 2022, we entered into a Fifth Amendment to Agreement of Purchase and Sale (the “Fifth Amendment”) to the Agreement of Purchase and Sale dated as of April 26, 2021 (as previously amended, the “Original Purchase Agreement” and as amended by the Fifth Amendment, the “Purchase Agreement”) with FDS Bedford, LLC (“Purchaser”). Pursuant to the Fifth Amendment, the closing date for the sale of our property located at 40 Middlesex Turnpike, Burlington, Massachusetts (the “Property”) to Purchaser shall be June 30, 2022 or such earlier date as we and Purchaser agree. In addition, if Purchaser defaults on its obligations under the Purchase Agreement, including its obligation to proceed to closing, or if certain conditions set forth in the Purchase Agreement are not satisfied due to a default by Purchaser and we elect not to proceed with the sale, and if that default is not cured or that condition is not satisfied by the later of the (i) the closing date and (ii) the date fifteen (15) business days after we give Purchaser written notice of the default or failure, then we will be entitled to total damages from Purchaser equal to $7,000,000.00 and the Purchase Agreement will terminate. In connection with the entry into the Fifth Amendment, Purchaser deposited an additional $125,000 into a nonrefundable escrow. Following the closing of the sale, we will be entitled to occupy the Property through September 30, 2022.

Previously, pursuant to a Third Amendment of Purchase and Sale (the “Third Amendment”) dated as of November 15, 2021 between Purchaser and us, the purchase price for the Property was increased from $8,000,000.00 to $8,850,000.00.

The foregoing summary of the Fifth Amendment and the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment and the Third Amendment, which are filed herewith as Exhibit 10.2 and Exhibit 10.4, respectively.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	First Amendment of Lease dated March 30, 2022 between 76/80 Burlington Group LLC and Aware, Inc.

10.2	Fifth Amendment to Agreement of Purchase and Sale dated March 30, 2022 by and between Aware, Inc. and FDS Bedford, LLC

10.3	Fourth Amendment to Agreement of Purchase and Sale dated December 1, 2021 by and between Aware, Inc. and FDS Bedford, LLC

10.4	Third Amendment to Agreement of Purchase and Sale dated November 15, 2021 by and between Aware, Inc. and FDS Bedford, LLC

10.5	Second Amendment to Agreement of Purchase and Sale dated September 30, 2021 by and between Aware, Inc. and FDS Bedford, LLC

10.6	First Amendment to Agreement of Purchase and Sale dated August 6, 2021 by and between Aware, Inc. and FDS Bedford, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: April 5, 2022	By:	/s/ David B. Barcelo
David B. Barcelo
Chief Financial Officer